Exhibit 10.11

BENEFITFOCUS.COM, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered into this              day of 201    , by and between: Benefitfocus.com, Inc., having its principal place of business at: 100 Benefitfocus Way, Charleston, SC 29492, (hereinafter referred to as the “Company”) and                      whose present address is: (hereinafter referred to as the “Employee”).

1.	Employment. The Company hereby agrees to employ the Employee in the capacity of: EDI Integration Analyst, upon the terms and conditions set out herein, and the Employee accepts such employment.

2.	Term. The term of this Agreement shall begin on , 201 . The Employee understands and acknowledges that employment is considered “at will” and is terminable at any time at the will of the Company or the Employee, not withstanding any other provisions of this Agreement, including Section 19 hereof. This Agreement shall remain in force until terminated at the will of either party or as described in Section 19 of this Agreement.

3.	Duties. The Employee shall perform, for the Company, the duties set out in the attached Exhibit “A” entitled “Job Description,” which is incorporated herein and made a part of this Agreement.

4.	Compensation. The Employee’s compensation shall be paid in accordance with that outlined in Exhibit “B” entitled “Compensation Program,” which is incorporated herein and made a part hereof.

5.	Extent of Services. The Employee shall devote his entire time, attention, and energies to the Company’s business and shall not, during the term of this Agreement, be engaged in any other business activity that conflicts with, or takes the Employee’s time or attention away from, the Employee’s work for the Company, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The Employee further agrees that he or she will perform all of the duties assigned to the Employee to the best of his or her ability and in a manner satisfactory to the Company, that he or she will truthfully and accurately maintain all records, preserve all such records, and make all such reports as the Company may require; that he or she will fully account for all money and all of the property of the Company of which the Employee may have custody and will pay over and deliver the same whenever and however the Employee may be directed to do so.

6.	Expenses. The Company agrees to reimburse the Employee for travel and other expenses incurred while conducting business on behalf of the Company as long as they are reasonable and approved by the Company and comply with government regulations covering such expenses for business purposes. Such expenses will be stated on a company furnished expense form, have required receipts, be signed by the Employee, and sent to the Company for approval and reimbursement. This procedure is to be accomplished on a weekly basis.

7.	Covenant Not to Disclose Trade Secrets and Confidential Information.

a.	As an employee of the Company, the Employee will be exposed to “Trade Secrets” and “Confidential Business Information” (as those terms are defined below). “Trade Secrets” shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a broader definition of “trade secret” under applicable law, the latter definition shall govern for purposes of interpreting the Employee’s obligations under this Agreement. Except as required to perform his or her obligations under this Agreement or except with Company’s prior written permission, the Employee shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Employee’s obligations under this provision shall remain in force (during or after the Term) for so long as such information or data shall continue to constitute a “trade secret” under applicable law. The Employee agrees to cooperate with any and all confidentiality requirements of the Company and the Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which the Employee becomes aware.

b.	The Employee agrees to maintain in strict confidence and, except as necessary to perform his or her duties for the Company, not to use or disclose any Confidential Business Information at any time, during the term of his or her employment or for a period of one year after the Employee’s last date of employment, so long as the pertinent data or information remains Confidential Business Information. “Confidential Business Information” shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Employee, directly or indirectly, in connection with the Employee’s employment (including his or her employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Employee, or that was available to the Employee on a non-confidential basis prior to its disclosure to the Employee.

c.	Upon termination of employment, the Employee shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Employee prepared such materials or records himself. Upon such termination, the Employee shall retain no copies of any such materials and, if requested, shall certify in writing to the Company that no such materials are in his possession.

d.	As set forth above, the Employee shall not disclose Trade Secrets or Confidential Business Information. However, nothing in this provision shall prevent the Employee from disclosing Trade Secrets or Confidential Business Information pursuant to a court order or court-issued subpoena, so long as the Employee first notifies the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Employee agrees that if he or she receives any formal or informal discovery request, court order, or subpoena requesting that the Employee disclose Trade Secrets or Confidential Business Information, he or she will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

8.	Covenant Not to Solicit Customers.

a.

The Employee covenants and agrees that for a period of one (1) year following the date of termination of the Employee’s employment with the Company, for any reason, whether by the Employee or the Company, the Employee shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Employee’s own behalf or in the service or on behalf of others, (i) solicit, divert or appropriate to or for a Competing

Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company on the date of termination and with whom the Employee had direct material contact within six months of the Employee’s last date of employment. For purposes of this Agreement, the term “Competing Business” shall mean the business of offering human resource management and benefit administration services to companies via a Web-based system.

b.	The Employee recognizes and acknowledges that the Company’s customers and the specific needs of such customers are essential to the success of its business and its continued good will and that its customer list and customer information is a property interest of the Company, having been developed by the Company at great effort and expense.

9.	Covenant Not to Solicit Employees/Consultants. The Employee covenants and agrees that for a period of one (1) year following the date of termination of the Employee’s employment with the Company, for any reason, whether by Employee or the Company, Employee will not, either directly or indirectly, on the Employee’s own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of or consultant to the Company or any of its affiliates engaged or experienced in the Business (as defined herein), regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will. For purposes of this Agreement, the term “Business” shall mean the business of offering human resource management and benefit administration services to companies via a Web-based system.

10.	Covenant Not to Compete. The Employee covenants and agrees that in the event the Employee’s employment relationship with the Company is terminated, either by the Employee or the Company, for any reason whatsoever, the Employee shall not, for a period of one (1) year following the termination of the Employee’s employment with the Company, and within the United States, directly or indirectly, alone or in association with or on behalf of any other person, firm, corporation, or other business organization, (a) carry on, be engaged in, or take part in a Competing Business (as defined above), (b) render services to a Competing Business, or (c) own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a Competing Business; provided, however, that Employee may invest in stock, bonds or other securities of any Competing Business if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; and (ii) Employee’s investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

11.	Covenants are Independent. The covenants on the part of the Employee contained in paragraphs 7, 8, 9 and 10 hereof, as well as in each subsection thereof, shall each be construed as agreements independent of each other and of any other provision in this Agreement and the unenforceability of one shall not affect the remaining covenants.

12.	Consideration. The Employee acknowledges and agrees that valid consideration has been given to the Employee by the Company in return for the promises of the Employee set forth herein.

13.	Extension of Periods. Each of the time periods described in this Agreement shall be automatically extended by any length of time during which the Employee is in breach of the corresponding covenant contained herein. The provisions of this Agreement shall continue in full force and effect throughout the duration of the extended periods.

14.	Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this Agreement are necessary for the legitimate business interests of the Company and impose a reasonable restraint on the Employee in light of the activities and Business of the Company on the date of the execution of this Agreement.

15.	Notices. Any notice required or desired to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to his or her residence in the case of the Employee, or to its principal place of business, in the case of the Company.

16.	Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by the Company.

17.	Assignment. The Employee acknowledges that the services to be rendered by the Employee are unique and personal. Accordingly, the Employee may not assign any of his or her rights or delegate any of his or her duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee agrees that this Agreement, and the covenants contained herein, may be assigned by the Company to any successor company.

18.	Vacations and Sick Leave. The Company’s vacation and sick leave policies will be detailed in its Employee Handbook the provisions of which are subject to change on a prospective basis.

19.	Termination Without Cause. The Employee may terminate this Agreement without cause. In such event the Company requests fourteen (14) days written notice to the Company. In such event, no severance allowance shall be paid to the Employee; but the Employee shall continue (if agreed to by the Company) to render his services and shall be paid his regular compensation up to the date of termination.

20.	Entire Agreement. This Agreement contains the entire understanding of the parties. It may be changed only by an Agreement in writing, signed by the parties hereto.

21.	Governing Law; Jurisdiction and Venue. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of South Carolina. The parties agree that any action or dispute regarding this Agreement shall be filed with a court having subject matter jurisdiction located in Charleston County, State of South Carolina.

22.	Work Facilities. The Employee shall be provided with such other facilities and services as are suitable to the Employee’s position and appropriate for the performance of his or her duties. In the case of an employee performing the sales duties and located remote to the main office, it is expected that the employee will maintain some form of office at his or her residence, which contains the necessary equipment to perform the assigned duties.

23.	Severability. To the extent that any provision or language of this Agreement is deemed unenforceable, by virtue of the scope of the business activity prohibited or the length of time the activity is prohibited, the Company and Employee agree that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of South Carolina.

24.	Remedies for Breach. The Employee recognizes and agrees that a breach by the Employee of any covenant contained in this Agreement would cause immeasurable and irreparable harm to the Company. In the event of a breach or threatened breach of any covenant contained herein, the Company shall be entitled to temporary and permanent injunctive relief, restraining the Employee from violating or threatening to violate any covenant contained herein, as well as all costs and fees incurred by the Company, including attorneys fees, as a result of the Employee’s breach or threatened breach of the covenant. The Company and the Employee agree that the relief described herein is in addition to such other and further relief as may be available to the Company at equity or by law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

25.	Additional Representations of Employee. The Employee acknowledges and agrees that: (i) the covenants contained in this Agreement are the essence of this Agreement; (ii) the Employee has received good, adequate and valuable consideration for each of these covenants; (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; (iv) each of these covenants in this Agreement is separate, distinct and severable not only from the other covenants but also from the remaining provisions of this Agreement; (v) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement; and (vi) if the covenants herein shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

26.	At-Will Employment. The Employee understands and agrees that this Agreement shall in no way impose upon the Company any obligation to employ the Employee or to continue the Employee’s employment for any length of time. The employment or continuation of employment by the Company is, and at all times shall remain, in the absolute discretion of the Company, which employment may be terminated by the Employee or the Company at will.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this              day of                     , 2013.

Signed, sealed and delivered in the presence of:

“COMPANY”

Witness	Benefitfocus.com, Inc.
By:
Its:
Witness name printed

“EMPLOYEE”

Witness	Employee signature

Witness name printed	Employee name printed

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